Exhibit 99.1

Men’s Wearhouse Investor Update October 2013

Cautionary note regarding forward-looking statements This presentation contains forward-looking information that involve a number of risks and uncertainties. Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements. Any forward-looking statements made in this presentation reflect Men’s Wearhouse’s current views with respect to future events and financial performance and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be significantly impacted by various factors, including, but not limited to: actions by governmental entities, domestic and international economic activity and inflation, success, or lack thereof, in executing our internal operating plans and new store and new market expansion plans, including successful integration of acquisitions, performance issues with key suppliers, disruption in buying trends due to homeland security concerns, severe weather, foreign currency fluctuations, government export and import policies, aggressive advertising or marketing activities of competitors; and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations. Other factors that may impact the forward-looking statements are described in the Company’s annual report on Form 10-K for the fiscal year ended February 2, 2013 and quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Men’s Wearhouse is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise. For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk

Men’s Wearhouse Board has rejected Jos. A. Bank’s unsolicited and non-binding proposal Jos. A. Bank’s proposal fails to compensate Men’s Wearhouse for its industry-leading market position Men’s Wearhouse is the leading men’s specialty retailer in North America With sales of $2.5 billion, Men’s Wearhouse has more than 2x the sales of Jos. A . Bank, the next largest competitor Men’s Wearhouse’s valuable market position provides opportunities to deliver outsized growth Men’s Wearhouse’s standalone value proposition is superior to Jos. A. Bank’s proposal and will be driven by: Compelling near- and long-term growth prospects Significant margin improvement opportunity Continued strong return of capital The Jos. A. Bank proposal is highly opportunistic Blatantly opportunistic attempt to exploit a temporary dislocation in the Men’s Wearhouse stock price Ignores the value of recent growth initiatives not yet fully realized for the benefit of Men’s Wearhouse shareholders Would deprive Men’s Wearhouse shareholders of the intrinsic value of their investment Non-binding and highly conditional and subject to unacceptable risks and contingencies 3 Jos. A. Bank’s $48 non-binding and highly conditional proposal fails to compensate Men’s Wearhouse for its strong prospects for continued growth and value creation, and is not in the best interest of Men’s Wearhouse shareholders 1 2 3

Jos. A. Bank's offer is inadequate and highly conditional

Key considerations

- **Jos. A. Bank's offer is highly opportunistic and significantly undervalues Men's Wearhouse**
  - Offer exploits recent, short term decline in Men's Wearhouse's stock price
  - Men's Wearhouse's strategic plan will deliver more value to its shareholders by leveraging its leading market position, compelling growth prospects, significant margin improvement opportunities and continuing commitment to returning capital to shareholders
- **Non-binding and highly conditional offer, subject to financing, due diligence and regulatory approval**
  - Contingent on raising $2.3bn in debt and equity capital
    - Availability of capital likely impacted by Jos. A. Bank's recent negative operating performance
    - Requires continued alignment between Jos. A. Bank and Golden Gate
  - Conditioned upon completing satisfactory due diligence
    - Likely required by financing sources in order to leverage Men's Wearhouse's balance sheet
    - Requires sharing of confidential information with a direct competitor
  - The offer is highly likely to result in the issuance of a "second request" under the HSR Act, and antitrust clearance is likely to be difficult to achieve
    - Antitrust review will involve lengthy proceedings, and the prolonged uncertainty likely will have a material adverse effect on our ability to attract and retain key personnel, employees and customers

[1] Factset as of 10/8/13

Recent stock price performance[1]

Current offer represents only a 17% premium over Men's Wearhouse's recent 52-week high of $41.03



$42.50
40.00
37.50
35.00
32.50
30.00
06/28/13
08/16/13
10/08/13
$45
40
35
30
25
20
15
10
5
10/08/08
08/07/09
06/08/10
04/08/11
02/07/12
12/07/12
10/08/13

4

Men’s Wearhouse has demonstrated strong long-term earnings performance 5 2 Peer set includes ANN, ASNA, CATO, CHS, EXPR, JOSB, LTD, ROST and TJX; calculations per Factset Sales ($bn) Adjusted EBITDA1 ($mm) Adjusted EPS1 ($mm) Performance comparison Performance comparison Performance comparison Source: SEC filings. 1 See Appendix for GAAP reconciliation; EBITDA is defined as earnings before interest, taxes, depreciation and amortization. CAGR Men's Wearhouse 9.2% Peers 2 10.2% CAGR Men's Wearhouse 31.6% Peers 2 21.5% CAGR Men's Wearhouse 17.5% Peers 2 17.2%

Clear growth prospects going forward 6 Outlook and initiatives Solid comparable store sales growth 100 new Men’s Wearhouse stores Increased penetration of high margin exclusive brands 100 total Men’s Wearhouse outlet stores long-term Focus on core brands and store formats Leverage expenses by reducing unproductive spending Maximize use of excess cash through new growth investments and return of capital to shareholders Moderate macro-economic recovery underpins a portion of our total comparable store sales (“comp sales”) growth of ~4-5% in our core Men’s Wearhouse business Additional comp sales contribution attributable to our strategic initiatives, such as increasing penetration of our higher margin Joseph Abboud offerings 3-year average comp sales growth of ~6% in our core Men’s Wearhouse business As comp sales increase, the operating leverage inherent in our business model has historically translated to higher margins on incremental revenue Anticipated sales growth and margin improvement as a result of new and upscale proprietary brand initiatives Margin expansion should be further enhanced by continued focus on operating efficiencies Continued return of capital through share repurchases Why we expect a clear path to EPS growth

Revenue1 Target impact of initiatives by 2016 Comp store sales (ex. JA) Joseph Abboud Expansion of our store base Other business units2 Potential impact by 2016 $130 - $170mm $90 - $120mm $210 - $230mm $20 - $30mm $450 – $550 mm EBIT1 The Men’s Wearhouse business opportunity $45 - $55mm $45 - $55mm $50 - $55mm $10 – $12mm $163 – $192 mm SG&A leverage $13 - $15mm Over $500mm in free cash flow generation in the next three years used to finance continued growth and return of capital to shareholders 1 Excludes impact of potential K&G divestiture; 2 Includes MW Cleaners and corporate apparel 7

Company overview Agenda Growth and value creation strategies Men’s Wearhouse’s leading franchise is best positioned to deliver shareholder value

Extensive design and sourcing capabilities Company overview 1 Strong market dynamics with an industry leading position and national store footprint A distinct value proposition with an attractive customer profile 2 3 Deep-rooted corporate culture focused on employee engagement to deliver superior customer service 4 5 Proven management team with unmatched industry experience 9

Leading position in men’s specialty retail Men’s Wearhouse is the industry-leading men’s specialty retailer With LTM sales of $2.5 billion, Men’s Wearhouse is more than double the size of Jos. A. Bank Since IPO, the Company has achieved sales and net income CAGRs of 14.4% and 16.8%, respectively Consistently delivered positive comp store sales and margin expansion over the last three years Since 2009, the MW has reported 14 straight quarters of positive comp store sales growth in its core MW business Gross margin expansion of over 250bps over the same period 1 U.S. men’s apparel retail sales, 2012 ($mm) # of units, as of Q2 2013 Commentary Source: SEC filings, equity research Note: MW data excludes Moores and K&G; includes tuxedo rental sales Department stores Specialty stores Department stores Specialty stores ~ 10

Core portfolio of distinct men's retail formats

	Men's Wearhouse	Men's Wearhouse & Tux	Moores
	 MEN'S WEARHOUSE		 Moores
Target customer	• Men's Wearhouse is focused on national brands geared towards classic styles in addition to drawing in the younger millennial consumer with modern fits • Tuxedo rental broadens customer base drawing first-time and younger customers	• MW Tux's rental program broadens our customer base by drawing first-time and younger customers into our stores • Our offering includes an expanded merchandise assortment including dress and casual apparel targeted towards the younger customer	• Similar target customer as the Men's Wearhouse stores • Tuxedo rental broadens customer base drawing first-time and younger customers
Average box size	• ~5,700 square feet per store	• ~1,375 square feet per store	• ~6,375 square feet per store
Typical site location	• Men's Wearhouse stores are primarily located in regional strip and specialty retail shopping centers	• Men's Wearhouse & Tux stores are primarily in regional malls and lifestyle centers	• Moore's stores are primarily located in regional strip and specialty retail shopping centers
# of stores	• 657[1] Men's Wearhouse stores (in all 50 states and the District of Columbia)	• 264 stores (in 37 states)	• 120 stores (in 10 Canadian provinces)

Source: Internal company calculations; store count as of September 2013

[1] Includes 8 outlet stores

11

Attractive product mix 12 Source: Internal company metrics 1 Slim fit / Big & Tall penetration1 Men’s Wearhouse (banner) category mix Men’s Wearhouse continues to capitalize on opportunities to gain significant market share using our strong mix of owned or exclusive brands and national brands Owned / exclusive brands National brands FY 12 sales: Slim fit penetration: (% YTD retail sales) Big & Tall penetration: (% YTD retail sales) 1 Measured as % of total retail sales for TMW and Moores for YTD 2013 12

Leading position in high margin tuxedo and corporate apparel segments

1

Men's Wearhouse Tux overview

- **#1 market share in both the U.S. and Canada**
- Tuxedo rental business provides strong contribution to store economics
- Over 3.1mm rentals per year to mostly Millennial customers
- Over 300,000 wedding parties serviced in 2012
- Over 50,000 student prom reps in high schools last year
- Allows the Company to successfully open new stores in markets previously considered too small
- Use environmentally friendly 'Green Earth' dry cleaning technology
- Introducing exclusive rental tuxedos, such as Joseph Abboud, with higher average price points

Strong brands customers know and recognize

JOSEPH ABBOUD

VERA WANG

JOSEPH & FEISS

Marketing partnerships with bridal leaders

DAVID'S BRIDAL*

the knot*

* Denotes preferred marketing arrangements

Corporate apparel and MW Cleaners overview

Corporate apparel:

- Men's Wearhouse operates two corporate apparel providers
  - U.S. based under Twin Hill brand
  - U.K. based under Dimensions, Alexandra and Yaffy brands
    - **#1 market share in the U.K.**
- Key channels for corporate clothing uniforms include managed corporate accounts, catalogs and online
- Net sales of ~$240mm in FY 12
- Accounts for ~9% of overall Men's Wearhouse YTD net sales


YOUR BRAND,
YOUR WAY

MW Cleaners:

- **#1 market share in the U.S.**
- Retail dry cleaning, laundry and heirlooming services are provided out of Houston, TX
- As of FY12, Men's Wearhouse operated 35 locations in the Houston, TX area

13

A broad geographic footprint with coveted store locations and proven success in large and small markets The largest national men’s specialty distribution network 16 14 2 5 51 24 1 15 11 103 7 18 15 7 2 1 2 1 4 59 5 8 5 3 3 3 17 4 14 28 68 3 17 9 19 18 38 51 17 34 41 49 1 6 15 29 33 9 21 1 1 31 4 33 4 Men's Wearhouse Moores 1 1 16 26 1 Source: SEC filings Note: Excludes K&G; store count as of 2/2/2013 Distribution centers 1 14 1

Unique loyalty program that attracts and maintains a loyal customer 15 Target customer profile Age range 25 – 55 Average household income $75,000 Education level College degree Home owners v. renters Primarily own Loyalty program (“Perfect Fit” rewards program) Over 15 million current members Approximately 88%1 of sales transactions from Perfect Fit loyalty customers Provides significant and highly valuable CRM database with unique customer insight Recently implemented targeted email marketing messages tailored to customers buying preferences Tuxedo customers are automatically enrolled generating consistent growth and new member acquisition 2 1 Sales from TMW and Moores only 15

Extensive design and sourcing capabilities 16 Our vertical direct sourcing model covers design, product development, and all logistics to the sales floor Principal factor that enables us to control the quality of our merchandise and bring value to our customers and shareholders through lower input costs Model is highly scalable Direct sourcing model overview Seasoned design team Flexible supply contracts Strong supplier relationships Seasoned design team led by industry veteran and award winning menswear designer, Joseph Abboud Lack of long-term merchandise supply contracts allows us to transact business on a purchase order by purchase order basis directly with manufacturers, fabric mills or with trading companies Provides maximum flexibility to react to changing global supply chain issues We have developed long-term and reliable relationships with our direct manufacturers and fabric mills, which we believe provides stability, quality and price leverage Factors key to success of our sourcing model 3 16

Platform anchored by a deep-rooted corporate culture of service 17 Featured on FORTUNE’s list of “100 Best Companies to Work For” 12 times One of only four retail companies featured on this list more than 10 times In 2013, we achieved a 50th place ranking, our highest ranking ever Focus on employee engagement and delivering world-class customer service Quality interactions between customers and well-trained, tenured employees Select achievements Average industry experience Senior management Regional manager Zone VP > 25 yrs 15 yrs 20 yrs Store manager 10 yrs Our deep-rooted corporate culture focused on employee engagement results in superior employee retention and customer service 4 17 Average tenure with Men’s Wearhouse

5

Experienced management team

Management	Industry experience	Tenure	Relevant experience
Doug Ewert *President & Chief Executive Officer*	• 25+ years	• 18 years	• CEO since June 2011 • President and Chief Operating Officer of Men's Wearhouse • Executive VP and General Merchandise Manager
Jon Kimmins *Chief Financial Officer & Treasurer*	• 30+ years	• <1 year	• CFO, Li & Fung USA • Executive VP, Business Development at Toys R US Inc. • Senior VP and Treasurer at Toys R US Inc.
David Edwab *Vice Chairman*	• 30+ years	• 22 years	• Senior Managing Director at Bear Stearns • President of Men's Wearhouse, COO, CFO, Treasurer • Partner at Deloitte & Touche
Joseph Abboud[1] *Chief Creative Director*	• 30+ years	• 1 year	• Founder, Chairman Emeritus and Design Leader for JA Apparel Corp. • President and Chief Creative Officer of HMX Group
Mary Beth Blake *EVP, Chief Merchandising Officer*	• 25+ years	• 5 years	• President of K&G Fashion Superstore • Macy's Midwest Division Senior VP, General Merchandise Manager for men's and children's
Scott Norris *EVP, Merchandising*	• 30+ years	• 17 years	• SVP GMM, VP GMM, DMM of Dress & Furnishings • Macy's West executive training program
William Silveira *EVP, Manufacturing*	• 30+ years	• 16 years	• VP, Merchandising and Sourcing at Kizan International • Buyer at Carter Hawley Hale

1 Pursuant to a consulting arrangement with the Company

18

5

Experienced management team

Management	Industry experience	Tenure	Relevant experience
Mark Neutze *EVP, Store Operations*	• 25+ years	• 18 years	• SVP, VP, Regional Manager, District Manager , Manager and Assistant Store Manager at Men's Wearhouse
Carole Souvenir *Chief Legal Officer and EVP, Employee Relations*	• 25+ years	• 15 years	• SVP, Employee Relations and VP of Employee Relations • Partner at Miller, Nash, Wiener, Hager & Carlson
Charles Bresler, Ph.D. *Executive Vice President*	• 20+ years	• 21 years	• Executive VP, Marketing and HR at Men's Wearhouse • Executive VP of Stores, Marketing and Human Development at Men's Wearhouse
Susan Neal *EVP of Marketing, E-Commerce & Digital Technology*	• 15+ years	• 3 years	• Direct Marketing/CRM, PR, E-Commerce and Online Media, International Business Development and Investor Relations at Gymboree
Matt Stringer *Senior Vice President of Marketing*	• 15+ years	• 14 years	• VP of Marketing, Advertising Director, Brand Manager, Broadcast Production Manager, Broadcast Production Fashion Superstore and Advertising Assistant
Jamie Bragg *EVP, Distribution*	• 20+ years	• 12 years	• SVP, VP Tuxedo Operations at Men's Wearhouse • COO of Global Custom Commerce • Director of DC, Operations Manager at Men's Wearhouse
Simon Hughes *CEO, Dimensions*	• 25+ years	• 3 years	• Managing Director at Dimensions Corporatewear Ltd. • General Manager at Sketchley
Mike Nesbit *President, MW Cleaners*	• 40+ years	• 10 years	• Founder, Nesbit's Cleaners

19

Board of Directors Experienced Board with strong independent presence 20 William Sechrest Lead Director Relevant experience Chief Financial Officer of Ojai Energy Systems, Inc. Founding shareholder of Winstead Sechrest & Minick P.C. David Edwab Vice Chairman Former President, COO and CFO of Men’s Wearhouse Former Senior Managing Director at Bear Stearns Former Partner at Deloitte & Touche B. Michael Becker Director Director at Vitamin Shoppe, Inc. Former Audit Partner for Ernst & Young LLP Rinaldo Brutoco Director President and CEO of ShangriLa Consulting, Inc. Founder, President and CEO of World Business Academy Deepak Chopra, M.D. Director Chairman and Founder of The Chopra Center for Well Being Adjunct Professor at Kellogg School of Management Grace Nichols Director Former CEO of Victoria’s Secret Director of New York & Company, Inc. Allen Questrom Director Senior Advisor of Lee Equity Partners, LLC Former Chairman and CEO of J.C. Penney, Neiman Marcus and Federated Dept. Stores Michael Ray, Ph.D. Director Faculty member at Stanford University John G. McCoy – Banc One Corp Professor of Creativity, Innovation and Marketing Sheldon Stein Director President and CEO of Glazer’s Distributors Former Vice Chairman, Global Investment Banking at Bank of America Merrill Lynch Independent Doug Ewert President & CEO CEO sine June 2011 President and Chief Operating Officer of Men’s Wearhouse Executive VP and General Merchandise Manager of Men’s Wearhouse – – 5 20

Company overview Growth and value creation strategies Men’s Wearhouse’s leading franchise is best positioned to deliver shareholder value Agenda

22 Men’s Wearhouse growth and value creation strategies 1 Drive comparable store sales growth Expand our store base 2 3 Enhance profitability 4 Pursue value-enhancing acquisitions 5 Maximize use of excess cash 22

Revenue1 Target impact of initiatives by 2016 Comp store sales (ex. JA) Joseph Abboud Expansion of our store base Other business units2 Potential impact by 2016 $130 - $170mm $90 - $120mm $210 - $230mm $20 - $30mm $450 – $550 mm EBIT1 The Men’s Wearhouse business opportunity $45 - $55mm $45 - $55mm $50 - $55mm $10 – $12mm $163 – $192 mm SG&A leverage $13 - $15mm Over $500mm in free cash flow generation in the next three years used to finance continued growth and return of capital to shareholders 1 Excludes impact of potential K&G divestiture ; 2 Includes MW Cleaners and corporate apparel 23

1

Drive comparable store sales growth

Key drivers

- Introducing exclusive designer product to attract new customers
- Further attracting new millennial customers with on-trend modern products
- Increasing share of closet through omni-channel initiatives
- Introducing exclusive rental tuxedos, such as Joseph Abboud, with higher average price points
- Expanding formalwear market share by leveraging established strong partnerships with industry leaders
- Additional opportunities in Big and Tall category

Owned / exclusive brands

JOSEPH ABBOUD

VERA WANG

PRONTO-UOMO

JOSEPH & FEISS

Strategic partners

DAVID'S BRIDAL

VERA WANG

the knot

Sales per square foot



$471
$488
$550
MEN'S WEARHOUSE
FY12
MEN'S WEARHOUSE
Peak
(FY06)
MEN'S WEARHOUSE
Target

Comp store sales



5.9%
4.0-5.0%
MEN'S WEARHOUSE
3-Year Average
MEN'S WEARHOUSE
Target

Source: SEC filings.
Note: Men's Wearhouse data includes tux.

24

Enhance multi-channel platform 25 1 Key drivers Launched redesigned website for Men’s Wearhouse in 2008 Built out infrastructure for growth during 2011-2013 Full team in place to execute plan 70% overlap of merchandise online and in stores Complementary to the brick and mortar business Sales associates encourage shopping online Commissions booked to sales associate Strong, double-digit top-line growth Focused on omni-channel capabilities Mobile site Social media Wedding group manager app Over 15 million Perfect Fit members 1.7 million unique visitors per month 25

2

Expand our store base

Select observations

- New stores leverage national advertising coverage
- Store growth allows the Company to leverage expenses and add to profitability
- Opening ~100 new full line Men's Wearhouse stores
  - ~30 new store openings per year
  - Expected to contribute over ~$140mm in run-rate sales by FY 2016
- Growing outlet store base to 100 locations
  - Expected to contribute over ~$140mm in run-rate sales by FY 2018
- Leveraging differentiated business model to penetrate smaller, underserved DMA's

Store potential (long-term outlook)



+100
649
750
Current
Potential
Full Line*
+90
8
~100
Current
Potential
Outlet*



MEN'S WEARHOUSE

* Store count as of September 2013

26

Highly productive new store model with strong store-level performance metrics 27 3-year average1 Targets Average Year One Store Revenue $1,412 $1,400 Average Year One Store Adjusted EBITDA $394 $400 Average Total Initial Cash Investment2 $515 $500 Average Annualized Return on Invested Capital 77% ~75% Average Payback Period (Years) 1.3 <1.5 New Store Model ($ in thousands) Compelling store level economics driven by: Rigorous site selection process and superior in-store execution Low capital investment Flexible cost structure resulting in consistent margins across a range of sales volumes Attractive ROI and store pre-tax payback period Three year average pre-tax payback of approximately 1.3 years Annualized ROIC of 77% Select observations 2 1 Internal company metrics 2 Average Total Initial Cash Investment excludes purchase of initial inventory 27

Operating profit margin Select observations Source: SEC filings; LTM as of August 2013. 1 Select peers include ANN, ASNA, CATO, CHS, EXPR, JOSB, LTD, ROST and TJX; calculations per Factset. 1 Enhance profitability 3 Men’s Wearhouse has a highly scalable business model poised to realize: Significant operating leverage Outsized earnings growth and profit margins in excess of historical highs as the Company executes on its growth prospects Selected strategic initiatives include: Increasing penetration of higher margin exclusive products (i.e., Joseph Abboud) from 45% to 65% Leveraging the Company’s fixed cost base Rationalizing corporate overhead Improving distribution and purchasing functions Evaluating divestiture of less profitable K&G segment (mid-single digit margins) 28

Pursue well-defined acquisition strategy, as demonstrated by Joseph Abboud 29 4 Acquisition overview On August 6th, 2013, Men’s Wearhouse completed the acquisition of JA Holding, Inc. and the Joseph Abboud brand Expected to be accretive to growth, margins and earnings beginning in fiscal 2014 Strategic rationale Joseph Abboud is an iconic and modern American brand, representing a significant catalyst for growth Unique “Made in America” men’s tailored clothing offering with high quality, trend right product Strategic opportunities Leverage owned and exclusive brands with direct to consumer efficiencies to allow superior quality at unbeatable prices with full menswear retail and rental collection Leveraging high quality US manufacturing facility to maintain high quality and speed to market at a price currently unavailable in the marketplace Custom suit capability with 10-day turnaround time Opportunity to build $300-$400mm business Acquisition focus/criteria Actively seeking acquisitions across multiple categories/channels Continued expansion in formalwear / tuxedo rental space Brands that are relevant to the consumer Higher margin exclusive brands and trademarks with broad appeal at attractive prices JA Apparel acquisition 29

Historical and expected earnings and cash flow growth underpin our shareholder value creation Strong cash flows fund: Growth and expansion expenditures Acquisition opportunities Return of capital through dividends and share repurchases Source: SEC filings. Note: Dollars in millions. (1) Calculated as Adjusted EBITDA less capital expenditures; see Appendix for GAAP reconciliation Cumulative Free Cash Flow (1): $461mm 5 $49mm 30

5

Long history as a prudent steward of capital

- The Company has consistently returned significant capital to shareholders
  - Over $335 million returned since January 2011, including over ~$250 million of share repurchases
  - Men's Wearhouse has more than doubled its quarterly dividend since 2009
- Authorized $200 million new share repurchase program in March 2013 ($48 million remaining)
  - Completed $100 million accelerated share repurchase in September 2013
- The Company's strategic plan includes over $500 million in free cash flow generation in the next three years used to finance continued growth and return of capital to shareholders

Dividend yield



2.0% (1)
1.1% (2)
0.0% (2)
MW
Selected Peers
JOSB

Buyback yield (3)



11.4%
5.4%
0.0%
MW
Selected Peers
JOSB

Men's Wearhouse | Selected Peers (4) | Jos. A. Bank

Source: SEC filings, FactSet and CapitalIQ as of October 8, 2013.
Note: Metrics reflect Q1 2012 – YTD.
(1) Calculated as most recent annualized dividend payment divided by unaffected stock price as of 10/08/13.
(2) Calculated as most recent annualized dividend payment divided by stock price as of 10/08/13.
(3) Calculated as share repurchases divided by average equity value.
(4) Includes ANN, ASNA, CATO, CHS, EXPR, LTD, ROST and TJX.

31

Company overview Growth and value creation strategies Men’s Wearhouse’s leading franchise is best positioned to deliver shareholder value Agenda

Men's Wearhouse has a superior platform and value proposition

MW advantage	Men's Wearhouse	Jos. A Bank
Significantly larger scale with greater store productivity	• Core MW[1] store count: 777 • Core MW[2] sales per store: $2.4mm • Core MW[2] sales per sq. ft.: ~$500	• Store count[4]: 596 • Sales per store[4]: $1.7mm • Sales per sq. ft.[4]: ~$480
More attractive portfolio with trend-right product offering	 Slim fit merchandise: 40% **National brands:** MICHAEL KORS; CK Calvin Klein; Hickey Freeman **Owned / exclusive brands:** Joseph Abboud; Joseph & Feiss	 Slim fit merchandise[5]: <25% **Primarily Private label:** Jos. A. Bank
Attractive customer profile with unique loyalty program	Core customer: • 25-55 years old • Millennial – active tuxedo renter PERFECT FIT • Contributed 88%[3] of FY 12 consolidated sales • Valuable customer database • Ability to uniquely market to each customer	Core customer: • 35-55 years old • Very price sensitive Corporate program: • 20% off select full-price merchandise for participating companies
Scaled tuxedo business with broad customer reach	• Core stores plus MW Tux: 1,041 • % total sales: 17% Joseph Abboud; Vera Wang; Joseph & Feiss; David's Bridal*; the knot* * Denotes preferred marketing arrangements	• Stores[3]: ~596 • % total sales[3]: <5%

[1] Includes TMW and Moores (as of September 2013); [2] LTM as of Q2 2013 for MW and Moores only; [3] Sales of MW and Moores only; [4] Based on MW management estimates (excluding franchises); [5] Based on equity research

33

Clearer promotional strategy Men’s Wearhouse Jos. A. Bank Men’s Wearhouse has a more effective marketing strategy 34 MW advantage Stronger value proposition – quality products coupled with affordability More efficient advertising Broad selection of exclusive and non-exclusive merchandise brands at regular and sale prices competitive with specialty and traditional department stores Joseph Abboud products offer quality and value not otherwise currently available in the marketplace Highly promotional strategy that confuses its customers on quality and value equation Customers have been accustomed to significant discounts and do not focus on or understand quality CAGR: 1.3% 6.7% Annual retail advertising spend Retail sales CAGR: 21.3% 10.6% Source: SEC filings. Note: Dollars in millions. 34 $1,976 $2,249 2010 2012 $858 $1,049 2010 2012 % Sales 4.5% 4.1% $90 $92 2010 2012 % Sales 6.7% 8.0% $57 $84 2010 2012

Men’s Wearhouse has consistently outperformed Jos. A. Bank in its core business 35 Men’s Wearhouse Jos. A. Bank Men’s Wearhouse has a strong track record of performance, delivering 14 straight quarters of comparable store sales growth in the core Men’s Wearhouse business (includes Men’s Wearhouse Tux) Jos. A. Bank, on the other hand, has experienced negative comparable store sales growth over the past three quarters Source: SEC filings and equity research 35

Men’s Wearhouse’s management team has driven superior financial performance MW – rolling LTM Adjusted EBITDA1,2 JOSB – rolling LTM Adjusted EBITDA1,2 MW – rolling LTM free cash flow1,3 JOSB – rolling LTM free cash flow1,3 FCF conversion4 67.8% 65.6% 59.3% 54.5% 59.1% 57.2% 60.9% 63.2% FCF conversion4 80.9% 79.8% 79.2% 80.9% 81.5% 77.4% 75.8% 73.1% 1 See Appendix for GAAP reconciliation; 2 % calculations are Adjusted EBITDA margins; 3 Measured as Adjusted EBITDA less capex; 4 Measured as (Adjusted EBITDA – capex) / Adjusted EBITDA 36

Men’s Wearhouse has consistently created shareholder value 37 Total shareholder return (“TSR”): Absolute TSR (last three years) 94.9% 7.5% TSR CAGR (last three years) 24.5% 2.4% TSR rank (last three years) compared to S&P 500 124 439 TSR since Doug Ewert CEO appointment 56.0% 6.7% TSR CAGR since Doug Ewert CEO appointment 20.6% 2.8% TSR rank since Doug Ewert CEO appointment compared to S&P 500 178 427 Stock price % change since Doug Ewert CEO appointment 49.1% 6.7% Operational performance: Revenue growth 3.1% 4.5% EBITDA growth 8.4% (11.5%) Earnings growth 10.7% (14.1%) Cash flow distributed to shareholders (% earnings) 102.4% 0.0% Comparative performance Source: Factset, SEC filings as of 10/18/13 Note: metrics reflect performance since Doug Ewert CEO appointment (June 2011) 37

Jos. A. Bank lacks strategic focus 38 No history of acquisitions Marketing strategy Poor execution in tuxedo roll-out No experience acquiring and integrating businesses First acquisition would be of a business twice its size Over the past three years, growth in marketing dollars has outpaced sales growth Spend has been unsuccessful in continuing to drive traffic and revenue growth Jos. A. Bank completed its tuxedo rental roll-out in Q2-2010 to all full-line stores Business has gained very little traction Diminished confidence in management Robert Wildrick, chairman and former CEO, plans to step back into the CEO post to run the combined company Current CEO, Neal Black, has an uncertain future role 38

Men’s Wearhouse Board has rejected Jos. A. Bank’s unsolicited and non-binding proposal Jos. A. Bank’s proposal fails to compensate Men’s Wearhouse for its industry-leading market position Men’s Wearhouse is the leading men’s specialty retailer in North America With sales of $2.5 billion, Men’s Wearhouse has more than 2x the sales of Jos. A . Bank, the next largest competitor Men’s Wearhouse’s valuable market position provides opportunities to deliver outsized growth Men’s Wearhouse’s standalone value proposition is superior to Jos. A. Bank’s proposal and will be driven by: Compelling near- and long-term growth prospects Significant margin improvement opportunity Continued strong return of capital The Jos. A. Bank proposal is highly opportunistic Blatantly opportunistic attempt to exploit a temporary dislocation in the Men’s Wearhouse stock price Ignores the value of recent growth initiatives not yet fully realized for the benefit of Men’s Wearhouse shareholders Would deprive Men’s Wearhouse shareholders of the intrinsic value of their investment Non-binding and highly conditional and subject to unacceptable risks and contingencies Jos. A. Bank’s $48 non-binding and highly conditional proposal fails to compensate Men’s Wearhouse for its strong prospects for continued growth and value creation, and is not in the best interest of Men’s Wearhouse shareholders 1 2 3 39

Appendix

Men’s Wearhouse GAAP Reconciliation: Adjusted EBITDA 41 Source: SEC filings and Capital IQ; dollars in millions Note: Totals may not foot due to rounding I Fiscal Year: FY 2009 FY 2010 FY 2011 FY 2012 Net Earnings Attributable to Common Shareholders $46.2 $67.7 $120.6 $131.7 Net (Earnings) Loss attributable to Non-controlling Interest 0.0 (0.0) (0.1) 0.3 Provision for Income Taxes 22.8 32.9 63.9 65.6 Interest Income (0.9) (0.3) (0.4) (0.6) Interest Expense 1.2 1.5 1.4 1.5 Depreciation and Amortization 86.1 76.0 76.0 85.0 Unadjusted EBITDA $155.5 $177.7 $261.4 $283.5 Gain on Bargain Purchase Acquisition 0.0 (0.5) 0.0 0.0 Restructuring Charges 0.0 3.1 0.0 0.0 Acquisition and Acquisition Related Integration Costs 0.0 6.4 3.8 0.0 Asset Impairment Charges 19.5 5.9 2.0 0.5 Adjusted EBITDA $174.9 $192.5 $267.2 $284.0

Men’s Wearhouse GAAP Reconciliation: Adjusted EPS 42 Source: SEC filings and Capital IQ Note: Totals may not foot due to rounding II Fiscal Year: FY 2009 FY 2010 FY 2011 FY 2012 Earnings Per Diluted Share $0.88 $1.27 $2.30 $2.55 Restructuring Charges 0.00 0.04 0.00 0.00 Acquisition and Acquisition Related Integration Costs 0.00 0.08 0.05 0.00 Asset Impairment Charges 0.25 0.07 0.03 0.00 Adjusted Earnings Per Diluted Share $1.12 $1.47 $2.38 $2.55

Men's Wearhouse GAAP Reconciliation: Quarterly Adjusted EBITDA and Free Cash Flow

Last three months as of:	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Net Earnings Attributable to Common Shareholders	($14.1)	$27.4	$57.1	$39.9	($3.8)	$26.9	$59.4	$48.8	($3.4)	$33.1	$42.9
Net (Earnings) Loss attributable to Non-controlling Interest	(0.1)	(0.2)	0.2	0.0	(0.1)	(0.3)	0.2	0.2	0.2	(0.1)	0.0
Provision for Income Taxes	(9.4)	16.2	31.5	19.8	(3.6)	14.1	31.7	23.3	(3.4)	19.4	23.5
Interest Income	(0.2)	(0.0)	(0.1)	(0.1)	(0.2)	(0.1)	(0.1)	(0.2)	(0.2)	(0.1)	(0.2)
Interest Expense	0.5	0.3	0.3	0.4	0.4	0.4	0.5	0.3	0.3	0.3	0.5
Depreciation and Amortization	18.8	18.7	19.2	18.8	19.4	20.7	21.1	20.0	23.2	21.4	22.1
Unadjusted EBITDA	**($4.4)**	**$62.3**	**$108.2**	**$78.8**	**$12.2**	**$61.6**	**$112.7**	**$92.5**	**$16.7**	**$73.9**	**$88.9**
Gain on Bargain Purchase Acquisition	(0.5)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Goodwill Impairment	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	9.5
Restructuring Charges	1.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Acquisition and Acquisition Related Integration Costs	2.3	0.7	0.7	1.0	1.3	0.0	0.0	0.0	0.0	0.0	2.9
Asset Impairment Charges	2.5	0.0	1.0	0.7	0.3	0.0	0.1	0.2	0.2	0.0	0.0
Adjusted EBITDA	**$1.0**	**$63.0**	**$109.9**	**$80.5**	**$13.8**	**$61.6**	**$112.8**	**$92.7**	**$16.9**	**$73.9**	**$101.3**
Capital Expenditures	(15.0)	(14.3)	(24.0)	(28.7)	(24.9)	(30.7)	(38.2)	(21.2)	(31.3)	(25.1)	(27.1)
Free Cash Flow[1]	**($14.0)**	**$48.7**	**$86.0**	**$51.8**	**($11.1)**	**$31.0**	**$74.6**	**$71.5**	**($14.5)**	**$48.8**	**$74.2**
Cumulative Free Cash Flow beginning with Q1 2011		**$48.7**	**$134.7**	**$186.5**	**$175.4**	**$206.4**	**$281.0**	**$352.5**	**$338.0**	**$386.8**	**$461.0**

Source: Capital IQ; dollars in millions
Note: Totals may not foot due to rounding
[1] Adjusted EBITDA less Capital Expenditures

III

Men's Wearhouse GAAP Reconciliation: LTM Adjusted EBITDA and Free Cash Flow

Last twelve months ("LTM") as of:	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Net Earnings Attributable to Common Shareholders	$110.3	$120.6	$120.1	$122.4	$131.3	$131.7	$137.9	$121.5
Net (Earnings) Loss attributable to Non-controlling Interest	(0.1)	(0.1)	(0.2)	(0.2)	(0.0)	0.3	0.5	0.4
Provision for Income Taxes	58.2	63.9	61.8	62.0	65.4	65.6	70.9	62.7
Interest Income	(0.4)	(0.4)	(0.5)	(0.5)	(0.6)	(0.6)	(0.6)	(0.7)
Interest Expense	1.6	1.4	1.6	1.7	1.6	1.5	1.5	1.5
Depreciation and Amortization	75.4	76.0	78.0	79.9	81.2	85.0	85.7	86.7
Unadjusted LTM EBITDA	**$244.8**	**$261.4**	**$260.7**	**$265.3**	**$279.0**	**$283.5**	**$295.8**	**$272.0**
Gain on Bargain Purchase Acquisition	(0.5)	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Goodwill Impairment	0.0	0.0	0.0	0.0	0.0	0.0	0.0	9.5
Restructuring Charges	1.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Acquisition and Acquisition Related Integration Costs	4.8	3.8	3.1	2.4	1.3	0.0	0.0	2.9
Asset Impairment Charges	4.2	2.0	2.0	1.1	0.6	0.5	0.5	0.5
Adjusted LTM EBITDA	**$254.4**	**$267.2**	**$265.9**	**$268.8**	**$281.0**	**$284.0**	**$296.3**	**$284.8**
LTM Capital Expenditures	(82.0)	(91.8)	(108.2)	(122.4)	(114.9)	(121.4)	(115.9)	(104.8)
LTM Free Cash Flow[1]	**$172.4**	**$175.4**	**$157.7**	**$146.3**	**$166.0**	**$162.6**	**$180.4**	**$180.0**

Source: Capital IQ; dollars in millions
Note: Totals may not foot due to rounding
[1] Adjusted LTM EBITDA less LTM Capital Expenditures

IV

Jos. A. Bank GAAP Reconciliation: Quarterly Adjusted EBITDA and Free Cash Flow 45 Source: Capital IQ; dollars in millions Note: Totals may not foot due to rounding 1 Adjusted EBITDA less Capital Expenditures V Last three months as of: Q4 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Net Earnings Attributable to Common Shareholders $40.9 $17.8 $20.6 $15.0 $44.1 $14.8 $23.2 $13.3 $28.4 $8.1 $14.2 Provision for Income Taxes 26.9 11.4 14.1 9.0 27.5 9.6 14.1 8.0 17.5 5.0 9.0 Interest Income (0.2) (0.1) (0.1) 0.0 (0.1) (0.1) (0.1) (0.1) (0.1) (0.2) (0.1) Interest Expense 0.0 0.0 0.0 0.3 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Depreciation and Amortization 6.4 6.2 6.3 6.6 6.9 6.8 6.9 7.2 7.6 7.5 7.2 Unadjusted EBITDA $74.0 $35.3 $40.9 $30.9 $78.4 $31.1 $44.1 $28.4 $53.4 $20.4 $30.3 Asset Impairment Charges 1.2 0.0 0.0 0.0 0.3 0.0 0.0 0.0 0.8 0.0 0.0 Adjusted EBITDA $75.2 $35.3 $40.9 $30.9 $78.7 $31.1 $44.1 $28.4 $54.2 $20.4 $30.3 Capital Expenditures (8.7) (5.6) (8.4) (12.2) (11.3) (5.9) (5.9) (10.6) (13.2) (5.9) (6.1) Free Cash Flow 1 $66.5 $29.7 $32.5 $18.7 $67.4 $25.2 $38.2 $17.8 $41.0 $14.5 $24.2

Jos. A. Bank GAAP Reconciliation: LTM Adjusted EBITDA and Free Cash Flow 46 Source: SEC filings and Capital IQ; dollars in millions Note: Totals may not foot due to rounding 1 Adjusted LTM EBITDA less LTM Capital Expenditures VI Last twelve months ("LTM") as of: Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Net Earnings Attributable to Common Shareholders $94.3 $97.5 $94.5 $97.1 $95.4 $79.7 $73.0 $64.0 Provision for Income Taxes 61.3 62.0 60.2 60.2 59.2 49.1 44.5 39.5 Interest Income (0.4) (0.3) (0.3) (0.3) (0.4) (0.4) (0.5) (0.5) Interest Expense 0.3 0.3 0.3 0.3 0.0 0.0 0.0 0.0 Depreciation and Amortization 25.5 26.1 26.7 27.3 27.8 28.5 29.2 29.4 Unadjusted LTM EBITDA $181.1 $185.5 $181.4 $184.5 $182.1 $156.9 $146.2 $132.4 Asset Impairment Charges 1.2 0.3 0.3 0.3 0.3 0.8 0.8 0.8 Adjusted LTM EBITDA $182.3 $185.8 $181.7 $184.8 $182.4 $157.7 $147.0 $133.2 LTM Capital Expenditures (34.9) (37.5) (37.8) (35.3) (33.7) (35.6) (35.6) (35.8) LTM Free Cash Flow 1 $147.4 $148.3 $143.9 $149.5 $148.7 $122.1 $111.4 $97.4